Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                 PE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                        06-1534213
         (State or Other Jurisdiction of       (I.R.S. Employer
         Incorporation or Organization)      Identification Number)

                                 761 MAIN AVENUE
                         NORWALK, CONNECTICUT 06859-0001
          (Address of Principal Executive Offices, including Zip Code)

                       PE CORPORATION/PE BIOSYSTEMS GROUP
                            1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                WILLIAM B. SAWCH
              Senior Vice President, General Counsel and Secretary
                                 PE CORPORATION
                                 761 Main Avenue
                         Norwalk, Connecticut 06859-0001
                                 (203) 762-1000
           (Name, Address, and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                Proposed
                                                                 Maximum         Proposed Maximum
                                            Amount to be    Offering Price Per   Aggregate Offering      Amount of
Title of Securities to be Registered          Registered         Share (1)           Price (1)       Registration Fee
===================================================================================================================
PE Corporation - PE Biosystems Group          4,000,000          $80.0313             $320,125,200       $84,513
Common Stock, par value $.01 per share (2)
===================================================================================================================

1. Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share and the registration fee are based upon the reported average of the high and low prices for the PE Corporation - PE Biosystems Group Common Stock (the "Common Stock") on the New York Stock Exchange on November 24, 1999. The maximum offering price per share is estimated solely for purposes of calculating the registration fee.
2. This Registration Statement also pertains to rights to purchase Series A Participating Junior Preferred Stock, par value $.01 per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Common Stock, and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions.

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


     The contents of the Registration Statement on Form S-8 filed by PE Corporation (the "Company") (File No.: 333-82679) on July 12, 1999 with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, is hereby incorporated by reference in this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.    EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

     Exhibit 23(1) - Consent of PricewaterhouseCoopers LLP.

     Exhibit 24    - Power of Attorney (contained on the signature pages
                     hereof).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on December 2, 1999.

                                           PE CORPORATION

                                           By:    /s/ William B. Sawch
                                                ----------------------------
                                                William B. Sawch
                                                Senior Vice President, General
                                                Counsel and Secretary

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of the Company, do hereby constitute and appoint Dennis L. Winger and William B. Sawch, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      /s/ Tony L. White            Chairman of the Board,            December 2, 1999
-----------------------------      President and Chief
Tony L. White                      Executive Officer
                                   (Principal Executive Officer)


    /s/ Dennis L. Winger           Senior Vice President and         December 2, 1999
-----------------------------      Chief Financial Officer
Dennis L. Winger                   (Principal Financial Officer)






      /s/ Vikram Jog               Corporate Controller              December 2, 1999
-----------------------------      (Principal Accounting
Vikram Jog                         Officer)

   /s/ Richard H. Ayers            Director                          December 2, 1999
-----------------------------
Richard H. Ayers

   /s/ Jean-Luc Belingard          Director                          December 2, 1999
-----------------------------
Jean-Luc Belingard

                                   Director                                    , 1999
-----------------------------
Robert H. Hayes

                                   Director                                    , 1999
-----------------------------
Arnold J. Levine

   /s/ Theodore E. Martin          Director                          December 2, 1999
-----------------------------
Theodore E. Martin

/s/ Georges C. St. Laurent, Jr.    Director                          December 2, 1999
-----------------------------
Georges C. St. Laurent, Jr.


  /s/ Carolyn W. Slayman           Director                          December 2, 1999
-----------------------------
Carolyn W. Slayman

    /s/ Orin R. Smith              Director                          December 2, 1999
-----------------------------
Orin R. Smith

   /s/ James R. Tobin              Director                          December 2, 1999
---------------------------
James R. Tobin

                                  EXHIBIT INDEX

Exhibit No.                   Exhibit
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  23(1)        Consent of PricewaterhouseCoopers LLP